
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Illinois Bell Telephone Company's June 30, 1995 financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                             100
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  686,100
<ALLOWANCES>                                    47,700
<INVENTORY>                                     12,500
<CURRENT-ASSETS>                               723,400
<PP&E>                                       8,362,600
<DEPRECIATION>                               4,594,600
<TOTAL-ASSETS>                               4,822,800
<CURRENT-LIABILITIES>                        1,341,500
<BONDS>                                      1,061,700
<COMMON>                                     1,638,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   (505,800)
<TOTAL-LIABILITY-AND-EQUITY>                 4,822,800
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             1,668,900
<CGS>                                                0<F3>
<TOTAL-COSTS>                                1,115,200
<OTHER-EXPENSES>                               (2,400)
<LOSS-PROVISION>                                20,200
<INTEREST-EXPENSE>                              58,600
<INCOME-PRETAX>                                497,500
<INCOME-TAX>                                   184,400
<INCOME-CONTINUING>                            313,100
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   313,100
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated
separately in the financial statements. This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(B). This amount is included in the "Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(B).

